CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-114302 on Form S-2 of our report dated March 24, 2005, relating to the consolidated financial statements and consolidated financial statement schedules of UCN, Inc. appearing in the Annual Report on Form 10-K of UCN, Inc. and subsidiary for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP

Salt Lake City, Utah

March 24, 2005